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                                                                   EXHIBIT 3.118

                               CODE OF REGULATIONS

                                       OF

                             [_____________________]

                                    ARTICLE I

                            MEETINGS OF SHAREHOLDERS

          1. The annual meeting of the shareholders, for the election of directors and the consideration of the reports and other matters to be laid before such meeting, shall be held at the principal office of the Company or at such other place within or without the State of Ohio as the Board of Directors may determine, at such time and on such business day as the Board of Directors may determine each year.

          2. A special meeting of the shareholders may be called by the President or a Vice President; the directors by action at a meeting or a majority of directors acting without a meeting; or, by the persons who hold twenty-five percent of all the shares outstanding and entitled to vote thereat.

          3. Notice of each meeting of shareholders, whether annual or special, shall be given in writing either by personal delivery or by mail by the Secretary or by such other persons as may be entitled to give such notice by law. Each said notice shall state the purpose or purposes for which the meeting is called and the time when and the place where it is to be held, which may be at any place within or without the State of Ohio. No notice shall be necessary for any meeting at which all the shareholders entitled to vote thereat are present in person or by proxy, or of any meeting which shall have been adjourned to a day certain.

          4. A copy of such notice shall be mailed or delivered to each shareholder of record entitled to notice of such meeting not more than sixty days nor less than ten days before such meeting, but may be waived in writing by any shareholder either before or after the holding of such meeting.

          5. Any action which may be authorized or taken at a meeting of the shareholders may be authorized or taken without a meeting, if authorized in writing signed by all the holders of shares who would be entitled to notice of a meeting held for such purpose.

          6. At all meetings of shareholders there shall be necessary and sufficient to constitute a quorum for the transaction of any business, the presence in person or by proxy of shareholders holding the record shares having in the aggregate one-third of the total number of votes of all outstanding shares entitled to be voted at such meeting; provided that, if the holders

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of such interests are not, in person or by proxy, present at the time and place fixed as herein provided for any meeting, a majority in interest of those present, in person or by proxy, may adjourn from time to time and successively without notice other than by announcement at the meeting, until a quorum shall be in attendance. At any such adjourned meeting, any business may be transacted which might have been transacted had the meeting been held at the time originally fixed therefor.

                                   ARTICLE II

                                    DIRECTORS

          1. The number of directors shall be such as may be determined by the shareholders from time to time, such number to be not less than three or, if there are fewer than three shareholders, then not less than such lesser number equal to the number of shareholders, nor more than fifteen.

          2. The term of office of each director shall be one year, and until his or her successor is elected and qualified, or until his or her earlier resignation, removal from office or death, except that any director elected at any time other than the annual meeting of shareholders shall hold office only until the next annual meeting of shareholders and until his or her successor is elected and qualified, and except that directors may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the shares of the Corporation entitled to elect directors in place of those to be removed.

          3.   Directors need not be shareholders of the Corporation.

          4. At all elections of directors, the number of persons determined by the shareholders to constitute the Board of Directors receiving the highest number of votes cast, shall be elected as directors.

          5. A majority of the directors shall constitute a quorum; provided that the directors, though less than a quorum present at the time appointed for any meeting, may adjourn from time to time and successively, without notice, other than by announcement at the time of such adjournment, until a quorum shall be present; and provided further that a majority of the directors in office constitutes a quorum for filling a vacancy in the Board.

          6. A regular meeting of a newly elected Board of Directors shall, if a quorum be present, be held at the principal office of the Corporation, or elsewhere as the Board shall order, immediately upon the adjournment of the meeting of shareholders at which such directors are elected, unless the shareholders entitled to vote thereat shall have, at such meeting, otherwise directed.

          7. The Board of Directors may, by bylaw or resolution, designate the time and place of other regular meetings and provide for calling special meetings.

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          8.   Meetings of the directors may be held at any place within or without the State of Ohio, and meetings of the directors may be held through any communication equipment if all persons participating can hear each other and participation in such a meeting shall constitute presence at such meeting.

          9. Any action which may be authorized or taken at a meeting of the directors may be authorized or taken without a meeting, if authorized in writing signed by all the directors.

          10. All other capacity of the Corporation shall be vested in, and all its power and authority, except as otherwise provided by law, the Articles of Incorporation or these Regulations, shall be exercised by the Board of Directors.

                                   ARTICLE III

                                    OFFICERS

          1. The Corporation shall have a President, a Secretary, a Treasurer, such Vice Presidents as the Board of Directors may from time to time determine, and such other officers and assistant officers as may be deemed necessary from time to time by the Board of Directors, and who shall have such duties and authority as may be prescribed by these Regulations and such, not inconsistent with these Regulations, as may be prescribed by the Board of Directors.

          2. Any two or more offices, except the offices of President and Vice President, may, if so decided by the Board of Directors, be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity if such instrument is required by law, the Articles of Incorporation, these Regulations or the bylaws to be executed, acknowledged or verified by two or more officers.

          3. Whenever the Board shall elect two or more Vice Presidents, it may designate their duties and rank or may designate them numerically. If no such designation of their rank be made, they shall rank according to their numerical designation, or if no such numerical designation shall have been made, they shall rank in the order of their election.

          4.   No officer need be a director of the Corporation.

          5. The officers of the Corporation shall be elected to serve at the pleasure of the Board of Directors and may be removed at any time by the Board of Directors.

          6. The Board of Directors may, from time to time, fix the compensation of the several officers, agents and employees of the Corporation or may delegate to an officer or officers of the Corporation the power to fix such compensation.

          7. The Board of Directors need not but may, at any time, require from any

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officer, agent or employee of the Corporation a bond in such amount, upon such conditions and sureties as it may specify.

                                   ARTICLE IV

                               DUTIES OF OFFICERS

A.   PRESIDENT

          1. The President shall be the chief executive officer of the Corporation and, subject to the Board of Directors, shall have general superintendence and direction of the affairs and business of the Corporation. He shall preside at all meetings of the shareholders and at all meetings of the Board of Directors, and he shall perform all other duties usually performed by presidents of similar corporations.

B.   VICE PRESIDENTS

          1. In the event that the office of the President be vacant, and in all events of absence, inability or refusal to act on the part of the President, one or more Vice Presidents to be designated by the Board of Directors shall perform the duties of the President.

          2. The Vice Presidents shall perform such duties as may be imposed upon them by the Board of Directors and the President.

C.   SECRETARY

          1. The Secretary shall keep an accurate record of the acts and proceedings of the shareholders and directors, shall perform all duties performed by like officers of similar corporations, and shall perform such further duties as are imposed upon him by law, by the Board of Directors and by the President.

D.   TREASURER

          1. Subject to the direction and control of the Board of Directors and the President, the Treasurer shall receive all moneys and deposit the same with one or more of the duly designated depositories of the Corporation; shall keep accurate accounts of the finances of the Corporation; make reports thereof to the shareholders, Board of Directors and President, whenever required by them, respectively; and have responsibility for the extension of credit and the collection of accounts.

E.   GENERAL

          1. Any other officers appointed by the Board of Directors shall perform such duties as are imposed upon them by the Board of Directors and the President as the time of such

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appointment or thereafter.

          2. The several officers shall perform all other duties usually incident to their respective offices, or which may be required by the shareholders or directors, or by their superior officers as in these Regulations provided; shall, from time to time, and also whenever requested, report to the Board of Directors, or the President, all matters affecting the Corporation's interests, which may come to their knowledge; and, on the expiration of their terms of office, shall respectively deliver all books, papers, money and property of the Corporation in their hands to their successors, or to the President, or to any person designated by the Board of Directors to receive the same.

                                    ARTICLE V

                                    FINANCES

          1. The Corporation's first fiscal year shall begin on the date on which its Articles of Incorporation were duly filed and recorded by the Secretary of State of Ohio and shall end on December 31 next following; thereafter, the Corporation's fiscal year shall begin on the first day of January in each year.

          2. Dividends upon shares of the Corporation may be declared and made payable at such times and intervals as the Board of Directors shall deem to be in the best interests of the Corporation. Such dividends shall be declared and paid only as provided by the laws of Ohio, and by the Articles of Incorporation and Regulations of the Corporation then in effect.

          3. The Board of Directors may, from time to time, commit, upon such conditions and with such directions as it may impose, the custody of bonds, certificates of stock, and other securities to one or more committees to be appointed by it for such purpose.

                                   ARTICLE VI

                              SHARES AND TRANSFERS

          1. Shareholders shall be entitled to certificates in such form as shall have been approved by the Board of Directors, for their fully paid shares.

          2. The Board of Directors may, at any time or times, appoint transfer agents, transfer clerks, and registrars; and while such appointments, respectively, are in effect, share certificates shall not be valid unless countersigned by a transfer agent or transfer clerk, and registered by a registrar.

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          3.   Transfer of shares shall be made upon the proper books of the
Corporation, or of a transfer agent, only upon the surrender, duly endorsed, of the certificates representing the shares to be transferred.

          4.   (a)      If a share certificate of the Corporation or a written
instrument evidencing any obligation of the Corporation for the unconditional payment of money, shall be mutilated, lost, stolen, or destroyed, a duplicate certificate or obligation may be issued, upon such terms and conditions and in such manner as the Board of Directors shall prescribe, or authorize any officer or officers of the Corporation to prescribe, for the protection of the Corporation.

               (b) Any written instrument evidencing any option or right to subscribe, to purchase, or otherwise receive shares of the Corporation, may, for the purposes of this section be considered a share certificate.

                                   ARTICLE VII

                                     NOTICE

          1. Each shareholder, immediately upon becoming such, shall in writing furnish to a transfer agent, or transfer clerk of the Corporation, his or her post office address, and shall promptly give it, him or her written notice of each change thereof.

          2. Any notice required by statute or otherwise to be given, otherwise than by publication in a newspaper, to the shareholders or to directors, or to any officers of the Corporation, may be given either personally or by written or printed notices directed to such shareholders, directors, or officers at their respective addresses appearing on the books of the Corporation or of a transfer agent of the Corporation, and either deposited in a post office box, enclosed in a sealed, postpaid envelope, or delivered to a telegraph company, charges prepaid.

          3. The presence of any shareholder, in person or by proxy, at any meeting of shareholders, or of any person at any directors or other meeting, shall dispense with all notice to him of such meeting.

                                  ARTICLE VIII

                                ORDER OF BUSINESS

          At all meetings of shareholders the order of business unless changed by action of the shareholders at such meeting shall be as follows:

               (a) Reading of the minutes of the previous meeting and action thereon.

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               (b)      Reports from the directors, President and Treasurer
                        and other officers, and action thereon.

               (c)      Unfinished business.

               (d)      Election of directors.

               (e)      New or miscellaneous business.

                                   ARTICLE IX

                                      SEAL

          The Corporation shall not have a corporate seal.

                                    ARTICLE X

                                    VACANCIES

          1. In case of any vacancy in the Board of Directors, or in any of the offices of the Corporation, the same may be filled at any regular or special meeting of the Board of Directors.

          2. The office of a director shall become vacant if he dies or resigns, and the Board of Directors may declare vacant the office of a director.

               (a) If he be declared of unsound mind by an order of court or be adjudicated a bankrupt;

               (b) If he does not qualify within sixty days from the date of his election by accepting in writing his election to such office, or by action at a meeting of the Board of Directors.

          3. The remaining director or directors, though less than a majority of the whole Board of Directors, may, by a vote of a majority of their number, fill any vacancy in the Board of Directors for the unexpired term. Within the meaning of this article a vacancy or vacancies shall be deemed to exist in case the shareholders shall increase the authorized number of directors but shall fail at the meeting at which such increase is authorized, or an adjournment thereof, to elect the additional directors so provided for, or in case the shareholders fail at any time to elect the full number of authorized directors.

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                                   ARTICLE XI

                                 INDEMNIFICATION

          1. The Corporation shall indemnify or agree to indemnify any person who was or is a party to or is threatened to be made a party, to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

          2. The Corporation shall indemnify or agree to indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless, and only to the extent that the court of common pleas, or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court of common pleas or such other court shall deem proper.

          3. To the extent that a director, trustee, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the preceding two paragraphs of this Article, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

          4. Any indemnification under paragraphs 1 and 2 of this Article, unless

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ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, trustee, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in paragraphs 1 and 2 of this Article. Such determination shall be made (a) by a majority vote of a quorum consisting of directors of the Corporation who were not and are not parties to or threatened with any such action, suit, or proceeding, or (b) if such a quorum is not obtainable or if a majority vote of a quorum of disinterested directors so directs, in a written opinion by independent legal counsel other than an attorney, or a firm having associated with it an attorney, who has been retained by or who has performed services for the Corporation or any person to be indemnified with the past five years, or (c) by the shareholders, or (d) by the court of common pleas or the court in which such action, suit, or proceeding was brought. Any determination made by the disinterested directors under (a) above or by independent legal counsel under
(b) above of this paragraph shall be promptly communicated to the person who threatened or brought the action or suit, by or in the right of the Corporation under paragraph 2 of this Article, and within ten days after receipt of such notification, such person shall have the right to petition the court of common pleas of the court in which such action or suit was brought to review the reasonableness of such determination.

          5. Expenses, including attorneys' fees, incurred in defending any action, suit, or proceeding referred to in paragraphs 1 and 2 of this Article may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding as authorized by the directors in the specific case upon receipt of an undertaking by or on behalf of the director, trustee, officer, employee, or agent to repay such amount, unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article.

          6. The indemnification provided by this Article shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under the Articles of Incorporation or the Code of Regulations or any agreement, vote of shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, trustee, officer, employee, or agent and shall inure to the benefit of the heirs, executors, the administrators of such a person.

          7. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit, partnership, joint venture, trust, or other enterprise against any liability asserted against him and incurred by him in such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the OHIO REVISED CODE.

          8. As used in this Article, references to "Corporation" include all constituent corporations in a consolidation or merger and the new or surviving corporation, so that any person who is or was a director, officer, employee, or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, trustee, officer, employee, or agent of another corporation, domestic or foreign, nonprofit or for profit,

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partnership, joint venture, trust, or other enterprise shall stand in the same position under this Article with respect to the new or surviving corporation as he would if he had served the new or surviving corporation in the same capacity.

                                   ARTICLE XII

                                   AMENDMENTS

          1. This Code of Regulations may be amended or repealed or a new Code of Regulations adopted by the affirmative vote of the holders of record of shares entitling them to exercise a majority of the voting power of the Corporation, or without a meeting by the written consent of the holders of record of shares entitling them to exercise the majority of the voting power of the Corporation.